UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 30, 2009
PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation)	000-30269 (Commission File Number)	91-1761992 (I.R.S. Employer Identification No.)
16760 SW Upper Boones Ferry Road, Suite 101
Portland, OR 97224
(503) 601-4545
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PIXELWORKS, INC. AND SUBSIDIARIES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers — Senior Management Bonus Plan
On December 30, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of Pixelworks, Inc. (the “Company”) approved the form of the Company’s Senior Management Bonus Plan (the “Plan”). The Company’s named executive officers and other specified members of management are eligible to participate in the Plan.
Annual bonuses are calculated under the Plan based on attainment of specific goals related to the following performance measures:
•	Revenue;

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”); and

•	Specified operational objectives.
The specific goals for each performance measure are established by the Committee each year. If performance does not meet baseline revenue and EBITDA goals, bonuses will only be paid under the Plan at the sole discretion of the Committee. The Committee may increase or decrease individual bonuses based on its assessment of the participant’s performance during the year, or such other factors as the Committee considers appropriate.
The Plan provides that the Committee will determine the target bonus amount each year for each participant in the Plan, as well as the relative weighting between performance measures for that year.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1   Pixelworks, Inc. Senior Management Bonus Plan +

+	Indicates a management contract or compensation arrangement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIXELWORKS, INC. (Registrant)
	By:	/s/ Steven L. Moore
Date: December 31, 2009		Steven L. Moore
Vice President, Chief Financial Officer, Secretary and Treasurer